UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2012

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2012, Piedmont Natural Gas Company, Inc. (the "Company"), through Piedmont Constitution Pipeline Company, LLC ("PCPC"), one of its indirect wholly-owned subsidiaries, entered into a First Amendment (the "Amendment") to the Amended and Restated Limited Liability Company Agreement of Constitution Pipeline Company, LLC (the "Joint Venture Agreement") with Williams Partners Operating LLC ("WPO") and Cabot Pipeline Holdings LLC ("CPH"). Pursuant to the Amendment, PCPC became a minority member holding a 24% membership interest in Constitution Pipeline Company, LLC, a pre-existing joint venture in which both WPO and CPH were already members (the "Joint Venture"). The Joint Venture’s purpose is to construct and operate a new 121-mile interstate natural gas pipeline and related facilities connecting gathering systems in Susquehanna County, Pennsylvania, to the Iroquois Gas Transmission and Tennessee Gas Pipeline systems ("Pipeline"). The cost to construct the Pipeline is expected to be between $700 and $800 million. The target in-service date for the Pipeline is March 2015. The Joint Venture already has executed precedent agreements with third parties pursuant to which 100% of the expected capacity of the Pipeline has been subscribed for 15 years under a negotiated rate structure.

PCPC made an initial equity contribution to the Joint Venture in the amount of $4.8 million to acquire its 24% membership interest. Pursuant to the Joint Venture Agreement, PCPC is committed to contributing additional capital, proportionate to its membership interest, to fund the development and construction of the Pipeline, which is expected to occur over the next three years. PCPC’s rights to distributions and voting are generally proportionate to its membership interest, subject to certain tiered voting thresholds based on the nature of the actions being considered. The Amendment and the Joint Venture Agreement also contain representations, warranties and covenants by the Joint Venture, PCPC and its other members customary for the transactions and matters contemplated therein.

The above summary does not purport to be a complete description of the terms of the Amendment or of the Joint Venture Agreement and is qualified in its entirety by the respective contents of each, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending January 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

November 14, 2012	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer